As filed with the Securities and Exchange Commission on March 27, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Comcast Corporation
Comcast Cable Communications, LLC
Comcast Cable Communications Holdings, Inc.
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC
(Exact Name of Registrants as Specified in Their Charters)

Pennsylvania Delaware Delaware Delaware Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0000798 23-2175755 04-3592397 84-1260157 91-2047743 84-1372033 (I.R.S. Employer Identification Number)
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arthur R. Block, Esq.
Senior Vice President
Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(215) 665-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Bruce K. Dallas, Esq.
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  _____
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  _____
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Unit (1)	Price	Registration Fee
Senior Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”)
Preferred Stock, without par value
Depositary Shares representing Preferred Stock Class A Common Stock, $0.01 par value (2)
Class A Special Common Stock, $0.01 par value (2) Warrants
Purchase Contracts
Units
Guarantees of Debt Securities, Warrants, Purchase Contracts and Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)	Includes rights to be issued under the Registrant’s rights agreement.

PROSPECTUS
     The following are types of securities that may be offered and sold under this prospectus:

• Unsecured senior debt securities	• Preferred Stock
• Unsecured subordinated debt securities	• Depositary shares
• Warrants	• Class A Common Stock
• Purchase contracts	• Class A Special Common Stock
• Units
     If indicated in the relevant prospectus supplement, the securities may be fully and unconditionally guaranteed by a number of our wholly-owned cable subsidiaries named in this prospectus.
     Our Class A Common Stock and Class A Special Common Stock are quoted on The Nasdaq National Market under the ticker symbols “CMCSA” and “CMCSK”. On March 27, 2006, the reported last sale prices on The Nasdaq National Market for our Class A Common Stock and our Class A Special Common Stock were $26.72 and $26.64.
     We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a securities	• Subsidiary guarantees
• Sinking fund terms	exchange
• Currency of payments	• Amount payable at maturity
• Dividends	• Conversion or exchange rights
     Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2005 which is incorporated by reference herein.
     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.
The date of this prospectus is March 27, 2006

•	Comcast Corporation, referred to as “Comcast.”

•	Comcast Cable Communications, LLC (formerly known as Comcast Cable Communications, Inc.), referred to as “Comcast Cable.”

•	Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), referred to as “Comcast Cable Communications Holdings” or “Broadband.”

•	Comcast MO Group, Inc. (formerly known as MediaOne Group, Inc.), referred to as “Comcast MO Group.”

•	Comcast Cable Holdings, LLC (formerly known as AT&T Broadband, LLC and Tele-Communications, Inc.), referred to as “Comcast Cable Holdings.”

•	Comcast MO of Delaware, LLC (formerly known as Media One of Delaware, Inc. and Continental Cablevision, Inc.), referred to as “Comcast MO of Delaware.”

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
     We refer to Comcast Corporation in this prospectus as “Comcast” or “we,” “us,” “our” or comparable terms and to Comcast Holdings Corporation as “Comcast Holdings.” We refer to Comcast Cable Communications, LLC, Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC collectively as the “Cable Guarantors.”

THE COMPANIES
Comcast Corporation
     We are the largest broadband cable provider in the United States and offer a wide variety of consumer entertainment and communication products and services. As of December 31, 2005, we served more than 21 million video subscribers, 8 million high-speed Internet subscribers and 1 million phone subscribers. We were incorporated under the laws of Pennsylvania in December 2001. Through our predecessors (including our immediate predecessor Comcast Holdings), we have developed, managed and operated broadband cable systems since 1963.
     We manage our operations through two reportable segments, “Cable” and “Content”. The Cable segment generates approximately 95% of our consolidated revenues.
     Our Cable segment develops, manages and operates our broadband cable systems, including video, high-speed Internet and phone services.
     Our Content segment includes our six national cable networks: E! Entertainment Television, Style Network, The Golf Channel, OLN, G4, and AZN Television.
     Our other business interests include Comcast Spectacor, which owns the Philadelphia Flyers, the Philadelphia 76ers and two large multipurpose arenas in Philadelphia, and manages other facilities for sporting events, concerts and other events.
     For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Available Information” in the accompanying prospectus.
Cable Guarantors
     Our obligations, including the payment of principal, premium, if any, and interest on the debt securities issued pursuant to this prospectus will be fully and unconditionally guaranteed by each of Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings, Comcast MO Group and Comcast MO of Delaware. In this prospectus, we refer to these guarantors as the cable guarantors and to these guarantees as the cable guarantees. We have numerous other subsidiaries that will not be guarantors on the debt securities. If indicated in the relevant prospectus supplement, our obligations under the other securities we are offering and selling may be fully and unconditionally guaranteed by specified cable guarantors.
     The cable guarantees will not contain any restrictions on the ability of any cable guarantor to:
•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor’s capital stock; or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.
Comcast Cable Communications, LLC
     Comcast Cable, which was incorporated in 1981 as a Delaware corporation, became a Delaware limited liability company in 2003 and is an indirect wholly-owned subsidiary of ours.

Comcast Cable Communications Holdings, Inc.
     Comcast Cable Communications Holdings is a Delaware corporation (formerly known as AT&T Broadband Corp.) incorporated in 2001 and a wholly-owned subsidiary of ours.
Comcast Cable Holdings, LLC
     Comcast Cable Holdings is a Delaware limited liability company (formerly known as AT&T Broadband, LLC) formed in 1994. Comcast Cable Holdings is a wholly-owned subsidiary of Comcast Cable Communications Holdings.
Comcast MO Group, Inc.
     Comcast MO Group is a Delaware corporation (formerly known as MediaOne Group, Inc.) incorporated in 1999. Comcast MO Group is a wholly-owned subsidiary of Comcast Cable Communications Holdings.
Comcast MO of Delaware, LLC
     Comcast MO of Delaware, which was incorporated in 1996 as a Delaware corporation, became a Delaware limited liability company in 2003. Comcast MO of Delaware is an indirect wholly-owned subsidiary of Comcast MO Group.

     Our principal executive offices are located at 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, and our telephone number is (215) 665-1700. We maintain a website at http://www.comcast.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.
     Each cable guarantor’s principal place of business is 1500 Market Street, Philadelphia, Pennsylvania 19102-2148.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
     Our businesses may be affected by, among other things, the following:
•	All of the services offered by our cable systems face a wide range of competition that could adversely affect our future results of operations.

•	Programming costs are increasing, which could adversely affect our future results of operations.

•	We are subject to regulation by federal, state and local governments, which may change and cause increased costs and restrictions.

•	We may face increased competition because of technological advances and changing regulatory requirements, which could adversely affect our future results of operations.

•	We face risks arising from the outcome of various litigation matters, including litigation associated with our acquisition of AT&T’s Broadband operations.

•	Our Chairman and CEO has considerable influence over our operations.

•	Acquisitions and other strategic transactions present many risks, and we may not realize the financial and strategic goals that were contemplated at the time of any transaction.
     In this prospectus and in the documents we incorporate by reference, we state our expectations of future events and our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks outlined under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 incorporated herein by reference. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

USE OF PROCEEDS
     We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.
DIVIDEND POLICY
     We do not intend to pay dividends on our common stock for the foreseeable future.
RATIOS OF EARNINGS TO FIXED CHARGES
     Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

For the Years Ended December 31,
2005	2004	2003	2002	2001
2.01x	1.97x	(1)	(1)	1.33x

(1)	For the years ended December 31, 2003 and 2002, we had a $76 million and $490 million deficiency, respectively, of earnings to fixed charges.
     For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preferred security dividend is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS

For the Years Ended December 31,
2005	2004	2003	2002	2001
2.01x	1.97x	(1)	(1)	1.33x

(1)	For the years ended December 31, 2003 and 2002, we had a $76 million and $490 million deficiency, respectively, of earnings to combined fixed charges and preferred dividends.
     For purposes of calculating the ratio of earnings to combined fixed charges and preferred dividends, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preferred security dividend is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

DESCRIPTION OF DEBT SECURITIES AND CABLE GUARANTEES
     Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:
•	in the case of senior debt securities, under a senior indenture dated January 7, 2003, as amended by a supplemental indenture dated March 25, 2003, entered into among us, the cable guarantors and The Bank of New York, as trustee; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the cable guarantors and The Bank of New York, as trustee.
     The senior indenture and supplemental indenture are included, and the subordinated indenture will be substantially in the form included, as exhibits to the registration statement of which this prospectus is a part.
     Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures. As used in this section of the prospectus and under the caption “Description of Common Stock,” the terms “we,” “us” and “our” refer solely to Comcast Corporation and such references do not include any subsidiaries of Comcast Corporation.
General
     The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Certain Terms of the Subordinated Debt Securities—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything. The debt securities will be fully and unconditionally guaranteed by the cable guarantors, as described below. The debt securities will not be guaranteed by any of our other subsidiaries.
     We are a holding company and conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend upon our subsidiaries’ earnings and their distribution of those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for the cable guarantors with respect to the cable guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Our indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.
     You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:
•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option and the price or prices in the currency or currency unit in which the debt securities are payable;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions, if any, pursuant to which the debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series; and

•	any other terms of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms which may be required by or advisable under applicable laws or regulations.
     You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
     Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.
     We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities
Cable Guarantees
     Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, will be fully and unconditionally guaranteed by each of the cable guarantors. The cable guarantees will rank equally with all other general unsecured and unsubordinated obligations of the cable guarantors.
     The cable guarantees will not contain any restrictions on the ability of any cable guarantor to:
•	pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that cable guarantor’s capital stock or

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of that cable guarantor.
Certain Covenants
     We and the cable guarantors have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the senior indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.
     The senior indenture does not contain any financial covenants other than those summarized below and does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the senior indenture will not protect holders of notes issued under it in the event of a highly leveraged transaction or a change in control.
     Limitation on Liens Securing Indebtedness. Neither we nor any cable guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such person’s assets, including the Capital Stock of such person’s wholly-owned subsidiaries, to secure the payment of our Indebtedness or that of any cable guarantor, unless we secure the outstanding senior debt securities equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.
     Limitation on Sale and Leaseback Transactions. Neither we nor any cable guarantor shall enter into any Sale and Leaseback Transaction involving any of such person’s assets, including the Capital Stock of such person’s wholly-owned subsidiaries.
     The restriction in the foregoing paragraph shall not apply to any Sale and Leaseback Transaction if:
•	the lease is for a period not in excess of three years, including renewal of rights;

•	the lease secures or relates to industrial revenue or similar financing;

•	the transaction is solely between us and a cable guarantor or between or among cable guarantors; or

•	we or the applicable cable guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (a) the net proceeds of the sale of the assets or part thereof leased or (b) the fair market value of the assets or part thereof leased (as determined in good faith by our Board of Directors) either to:
–	the retirement (or open market purchase) of senior debt securities, our other long-term Indebtedness ranking on a parity with or senior to the senior debt securities or long-term Indebtedness of a cable guarantor; or

–	the purchase by us or any cable guarantor of other property, plant or equipment related to our business or the business of any cable guarantor having a value at least equal to the value of the assets or part thereof leased.
     This provision and the provision described under “—Limitation on Liens Securing Indebtedness” do not apply to any of our subsidiaries other than the cable guarantors.
     “Capitalized Lease” means, as applied to any person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person; and “Capitalized Lease Obligation” is defined to mean the rental obligations, as aforesaid, under such lease.
     “Capital Stock” means, with respect to any person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or nonvoting) of such person’s capital stock or other ownership interests, whether outstanding as of, or issued after, the date of the senior indenture, including, without limitation, all common stock and preferred stock.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the senior indenture shall be computed in conformity with GAAP applied on a consistent basis.
     “Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:
•	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

•	entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Indebtedness” means, with respect to any person at any date of determination (without duplication):
•	all indebtedness of such person for borrowed money;

•	all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments;

•	all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

•	all obligations of such person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all obligations of such person as lessee under Capitalized Leases;

•	all Indebtedness of other persons secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; provided that the amount of such Indebtedness shall be the lesser of:
–	the fair market value of such asset at such date of determination; and

–	the amount of such Indebtedness;
•	all Indebtedness of other persons to the extent Guaranteed by such person;

•	to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.
     Notwithstanding the foregoing, in no event will the term “Indebtedness” be deemed to include letters of credit or bonds that secure performance or surety bonds or similar instruments that are issued in the ordinary course of business.
     The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:
•	that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

•	that Indebtedness shall not include any liability for federal, state, local, or other taxes.
     “Interest Rate Agreements” means any obligations of any person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the senior indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such person.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the senior indenture, we or any cable guarantor shall be deemed to own subject to a Lien any asset acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “Permitted Liens” means:
•	any Lien on any asset incurred prior to the date of the senior indenture;

•	any Lien on any assets acquired after the date of the senior indenture (including by way of merger or consolidation) by us or any cable guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of the senior indenture existing at the time of such acquisition (whether or not assumed by us or any cable guarantor), provided that any such Lien shall attach only to the assets so acquired;

•	any Lien on any assets in favor of us or any cable guarantor;

•	any Lien on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing);

•	any Lien granted by any cable guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such cable guarantor is subject as of the date of the senior indenture; and

•	any renewal of or substitution for any Lien permitted by any of the preceding bullet points, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.
     “Sale and Leaseback Transaction” means any direct or indirect arrangement with any person or to which any such person is a party, providing for the leasing to us or a cable guarantor of any property, whether owned by us or such cable guarantor at the date of the original issuance of the debt securities or later acquired, which has been or is to be sold or transferred by us or such cable guarantor to such person or to any other person by whom funds have been or are to be advanced on the security of such property.
     Financial Information. We will file, whether or not required to do so under applicable law, with the trustee, within 15 days after being required to file the same under the Securities Exchange Act of 1934 (hereinafter, the “Exchange Act”), copies of the annual reports and the information, documents and other reports to be filed pursuant to Section 13 or 15(d) of the Exchange Act. We intend to file all such reports, information and documents with the SEC, whether or not required by Section 13 or 15(d), and will send copies to the trustee within such 15-day period.
     Consolidation, Merger and Sale of Assets. The senior indenture restricts our ability to consolidate with, merge with or into, or sell, convey, transfer, lease, or otherwise dispose of all or substantially all of our property and assets to any person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a wholly-owned subsidiary with a positive net worth; provided that, in connection with any merger of us and a wholly-owned subsidiary, no consideration other than common stock in the surviving person shall be issued or distributed to our stockholders) unless:
•	we are the continuing person or the person formed by such consolidation or into which we are merged or that acquired all or substantially all of our assets shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the senior debt securities and under the senior indenture;

•	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the senior indenture and notes relating to such transaction have been complied with;
provided, however, that the foregoing limitations will not apply if, in the good faith determination of our board of directors set forth in a board resolution, the principal purpose of such transaction is to change our state of incorporation; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
     Upon any express assumption of our obligations as described above, we will be released and discharged from all obligations and covenants under the senior indenture and all the senior debt securities.
     The senior indenture and the cable guarantees do not limit the ability of any cable guarantor to consolidate with or merge into or sell all or substantially all its assets. Upon the sale or disposition of any cable guarantor (whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets) to any person, that cable guarantor will be deemed released from all its obligations under the senior indenture and its cable guarantee.
Events of Default
     For purposes of this section, the term “Obligor” shall mean each of us, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings, Comcast MO Group and Comcast MO of Delaware, in each case excluding such entity’s subsidiaries.
     An event of default for a series of senior debt securities is defined under the senior indenture as being:
     (1) a default by any Obligor in the payment of principal or premium, if any, on the senior debt securities of such series when the same becomes due and payable, whether at maturity, upon redemption, by declaration or otherwise;
     (2) a default by any Obligor in the payment of interest on the senior debt securities of such series when the same becomes due and payable, if that default continues for a period of 30 days;
     (3) default by any Obligor in the performance of or breach by any Obligor of any of its other covenants or agreements in the senior indenture applicable to the senior debt securities of such series and that default or breach continues for a period of 30 consecutive days after written notice is received from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of all affected series;
     (4) any cable guarantee is not (or is claimed by any cable guarantor not to be) in full force and effect;
     (5) a court having jurisdiction enters a decree or order for:
•	relief in respect of any Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

•	the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Obligor for any substantial part of such party’s property and assets; or

•	the winding up or liquidation of any Obligor’s affairs and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or
     (6) any Obligor:
•	commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

•	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of such party or for any substantial part of such party’s property; or

•	effects any general assignment for the benefit of creditors.
     A default under any Obligor’s other indebtedness is not a default under the senior indenture.
     If an event of default other than an event of default specified in clauses (5) and (6) above occurs with respect to an issue of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such senior debt securities then outstanding under the senior indenture by written notice to us (and to the trustee, if such notice is given by the holders), may declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable and upon any such declaration, the same shall become immediately due and payable. The amount due upon acceleration shall include only the original issue price of the senior debt securities and accrued interest to the date of acceleration, if any.
     If an event of default specified in clauses (5) and (6) above occurs with respect to any Obligor, the principal amount of and accrued interest, if any, on each issue of senior debt securities then outstanding shall be and become immediately due and payable without any notice or other action on the part of the trustee or any holder. Upon certain conditions declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of an issue of senior debt securities that has been accelerated. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of an issue of senior debt securities by notice to the trustee may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”
     The holders of at least a majority in aggregate principal amount of an issue of senior debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith would be unduly prejudicial to the rights of holders of such issue of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such issue of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense; and

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.
     These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of, premium, if any, or interest on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder. The senior indenture requires certain of our officers to certify, on or before a date not more than 120 days after the end of each fiscal year, as to their knowledge of our compliance with all conditions and covenants under the senior indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided under the senior indenture.
Discharge and Defeasance
     The senior indenture provides that, except as otherwise provided in this paragraph, we may discharge our obligations with respect to an issue of senior debt securities and the senior indenture with respect to that series of senior debt securities if:
•	the senior debt securities of the affected series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable under the senior indenture; or

•	the senior debt securities of the affected series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and:
–	we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of the affected series, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized form of independent public accountants expressed in a written certification thereof delivered to the trustee), without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of the affected series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the senior indenture; and

–	we deliver to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the satisfaction and discharge of the senior indenture with respect to the senior debt securities of the affected series have been complied with.
     With respect to all senior debt securities which have been delivered to the trustee for cancellation and for which have been paid all sums payable by us under the senior indenture, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee under the senior indenture shall survive. With respect to senior debt securities which mature within one year or are to be called for redemption within one year under redemption arrangements satisfactory to the trustee, only our obligations with respect to the issue of defeased senior debt securities, to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee, and our right to recover excess money held by the trustee shall survive.
     The senior indenture also provides that, except as otherwise provided in this paragraph, we:
•	will be deemed to have paid and will be discharged from any and all obligations in respect of a series of senior debt securities, and the provisions of the senior indenture and the cable guarantees will no longer be in effect with respect to those senior debt securities (“legal defeasance”); and

•	may omit to comply with any term, provision or condition of the senior indenture described above under “—Certain Covenants” and such omission shall be deemed not to be an event of default under the third clause of the first paragraph of “—Events of Default” with respect to that series of senior debt securities (“covenant defeasance”);
provided that the following conditions shall have been satisfied:
•	we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized form of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

•	such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture, the cable guarantees or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we shall have delivered to the trustee:
–	either an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) or a ruling directed to the trustee received from the Internal Revenue Service to the same effect; and

–	an opinion of counsel that the holders of the senior debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the defeasance contemplated of the senior debt securities of such series have been complied with.
     Subsequent to legal defeasance under the first bullet point above, our obligations with respect to the issue of defeased senior debt securities to execute and deliver such senior debt securities for authentication, to set the terms of such senior debt securities, to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or cancellation, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, in the case of legal defeasance under the first bullet point above, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee shall survive.
Modification and Waiver
     We and the trustee may amend or supplement the senior indenture or the senior debt securities without notice to or the consent of any holder:
•	to cure any ambiguity, defect, or inconsistency in the senior indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

•	to comply with the provisions described under “—Certain Covenants—Consolidation, Merger and Sale of Assets;”

•	to comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to provide for uncertificated notes and to make all appropriate changes for such purpose;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to its covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to make any change so long as no senior debt securities are outstanding.
     Subject to certain conditions, without prior notice to any holder of senior debt securities, modifications and amendments of the senior indenture may be made by us and the trustee with respect to any series of senior debt securities with the written consent of the holders of a majority in principal amount of the affected series of senior debt securities, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived by written notice to the trustee by the holders of a majority in principal amount of the affected series of senior debt securities outstanding; provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	changes the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, the senior debt securities of the affected series;

•	reduces the principal amount of, or premium, if any, or interest on, the senior debt securities of the affected series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, the senior debt securities of the affected series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of the senior debt securities of the affected series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding senior debt securities of the affected series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	alters or impairs the right of holders to convert the senior debt securities of the affected series at the rate and upon the terms provided in the senior indenture;

•	waives a default in the payment of principal of, premium, if any, or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase that such holder has;

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of the series affected by the modification; or

•	changes or waives any provision in the senior indenture that, pursuant to a board resolution or supplemental indenture establishing the terms of one or more series of senior debt securities, is prohibited from being so changed or waived.
     It is not necessary for the consent of the holders under the senior indenture to approve the particular form of any note amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the senior indenture becomes effective, notice must be given to the holders affected thereby briefly describing the amendment, supplement, or waiver. Supplemental indentures will be mailed to holders upon request. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees
     The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours or the cable guarantors in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, employee of ours or any cable guarantor or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
     The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Governing Law
     The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
The Trustees
     We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.
     Brian L. Roberts, our director, President and Chief Executive Officer and a director of Comcast Holdings, is a member of the board of directors of the Trustee.
     John R. Alchin, our Executive Vice President, Co-Chief Financial Officer and Treasurer, is a member of the board of directors of BNY Hamilton Funds, Inc., an affiliate of the Trustee.
Certain Terms of the Subordinated Debt Securities
     Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Subordination
     The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

     The subordination provisions also apply in the same way to each cable guarantor with respect to the Senior Indebtedness of such cable guarantor.
     The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any cable guarantor to which we and the cable guarantors are a party, including our and the cable guarantors’, guarantees of each others’ debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated debt indenture.
Convertible Debt Securities
     The terms, if any, on which debt securities being offered may be exchanged for or converted into other debt securities or shares of preferred stock, Class A Common Stock or Class A Special Common Stock or other securities or rights of ours (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing will be set forth in the prospectus supplement for such debt securities being offered.
     Unless otherwise indicated in the prospectus supplement, the following provisions will apply to debt securities being offered that may be exchanged for or converted into capital stock:
     The holder of any debt securities convertible into capital stock will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by us, to convert such debt securities into shares of capital stock, which may include preferred stock, Class A Common Stock or Class A Special Common Stock, as specified in the prospectus supplement, at the conversion rate for each $1,000 principal amount of debt securities set forth in the prospectus supplement, subject to adjustment.
     The holder of a convertible debt security may convert a portion thereof which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the business day prior to the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the debt security holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

     Unless the terms of the specific debt securities being offered provide otherwise, in certain events, the conversion rate will be subject to adjustment as set forth in the indentures. Such events include:
•	the issuance of shares of any class of capital stock of ours as a dividend on the class of capital stock into which the debt securities of such series are convertible;

•	subdivisions, combinations and reclassifications of the class of capital stock into which debt securities of such series are convertible;

•	the issuance to all holders of the class of capital stock into which debt securities of such series are convertible or rights or warrants entitling the debt security holders (for a period not exceeding 45 days) to subscribe for or purchase shares of such class of capital stock at a price per share less than the current market price per share of such class of capital stock;

•	the distribution to all holders of the class of capital stock into which debt securities of such series are convertible of evidences of indebtedness of ours or of assets or subscription rights or warrants (other than those referred to above); and

•	distributions of cash in excess of certain threshold amounts.
     In the case of cash dividends in excess of threshold amounts, we may, at our option, choose to set aside the amount of such distribution in cash for distribution to the holder upon conversion rather than adjust the conversion rate; we do not intend to pay interest on the cash set aside.
     No adjustment of the conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such rate. Fractional shares of capital stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, except convertible debt securities called for redemption on a redemption date during such period, must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

GLOBAL SECURITIES
     We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

DESCRIPTION OF CAPITAL STOCK
     The statements made under this caption include summaries of certain provisions contained in our articles of incorporation and by-laws. These statements do not purport to be complete and are qualified in their entirety by reference to such articles of incorporation and by-laws.
     We have three classes of common stock outstanding: Class A Common Stock, $0.01 par value per share; Class A Special Common Stock, $0.01 par value per share; and Class B Common Stock, $0.01 par value per share. There are currently authorized 7.5 billion shares of Class A Common Stock, 7.5 billion shares of Class A Special Common Stock and 75 million shares of Class B Common Stock.
Dividends
     Subject to the preferential rights of any preferred stock then outstanding, Holders of our Class A Common Stock, Class A Special Common Stock, and Class B Common Stock are entitled to receive, from time to time, when, as and if declared, in the discretion of our Board, such cash dividends as our Board may from time to time determine, out of such funds as are legally available therefor, in proportion to the number of shares held by them, respectively, without regard to class.
     Holders of our Class A Common Stock, Class A Special Common Stock, and Class B Common Stock will also be entitled to receive, from time to time, when, as and if declared by our Board, such dividends of our stock or other property as our Board may determine, out of such funds as are legally available therefor. However, stock dividends on, or stock splits of, any class of common stock will not be paid or issued unless paid or issued on all classes of our common stock, in which case they will be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, our Class B Common Stock may also be paid or issued in shares of our Class A Special Common Stock.
     We do not intend to pay dividends on our common stock for the foreseeable future.
Voting Rights
     Except as required by law, holders of our Class A Special Common Stock are not entitled to vote. When holders of our Class A Special Common Stock are entitled to vote by applicable law, each share of our Class A Special Common Stock has the same number of votes as each share of our Class A Common Stock.
     On all matters submitted for a vote of holders of all classes of our voting stock, holders of our Class A Common Stock in the aggregate hold 66 2/3 % of the aggregate voting power of our capital stock as of February 28, 2006.
     Each share of our Class A Common Stock has the number of votes equal to a quotient the numerator of which is the excess of (1) the Total Number of Votes (as defined below in this paragraph) over (2) the sum of (A) the Total Number of B Votes (as defined below in this paragraph) and (B) the Total Number of Other Votes (as defined below in this paragraph) and the denominator of which is the number of outstanding shares of our Class A Common Stock. “Total Number of Votes” on any record date is equal to a quotient the numerator of which is the Total Number of B Votes on such record date and the denominator of which is the B Voting Percentage (as defined below in this paragraph) on such record date. “Total Number of B Votes” on any record date is equal to the product of (1) 15 and (2) the number of outstanding shares of our Class B Common Stock on such record date. “Total Number of Other Votes” on any record date means the aggregate number of votes to which holders of all classes of our capital stock other than holders of our Class A Common Stock and our Class B Common Stock are entitled to cast on such record date in an election of directors. “B Voting Percentage” on any record date means the portion (expressed as a percentage) of the total number of votes to which all holders of our Class B Common Stock are entitled to cast on such record date in an election of directors. Initially, the B Voting Percentage will be 33 1/3%, subject to reduction as described below.

     Subject to the next sentence, on all matters submitted for a vote of holders of one or more classes of our voting stock, holders of our Class B Common Stock in the aggregate will hold 33 1/3% of the aggregate voting power of our capital stock, regardless of the number of shares of our Class A Common Stock or any other class of our capital stock outstanding at any time. If the number of shares of our Class B Common Stock outstanding is reduced for any reason (e.g., by repurchase or conversion), the aggregate voting power of our Class B Common Stock will be proportionately reduced.
     Each share of our Class B Common Stock has 15 votes.
Approval Rights
     Except as required by law, holders of Class A Special Common Stock and Class A Common Stock have no specific approval rights over any corporate actions. Holders of our Class B Common Stock have an approval right over (1) any merger of us with another company or any other transaction, in each case that requires our shareholders’ approval under applicable law, or any other transaction that would result in any person or group owning shares representing in excess of 10% of the aggregate voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring our shareholders’ approval under the rules and regulations of any stock exchange or quotation system; (2) any issuance of our Class B Common Stock or any securities exercisable or exchangeable for or convertible into our Class B Common Stock; and (3) charter or bylaw amendments (such as a charter amendment to opt in to any of the Pennsylvania antitakeover statutes) and other actions (such as the adoption, amendment or redemption of a shareholder rights plan) that limit the rights of holders of our Class B Common Stock or any subsequent transferee of our Class B Common Stock to transfer, vote or otherwise exercise rights with respect to our capital stock.
Principal Shareholder
     Brian L. Roberts, our President and CEO, through his control of BRCC Holdings LLC and certain trusts, which own all outstanding shares of our Class B Common Stock, holds a nondilutable 33 1/3% of the combined voting power of our stock and also has separate approval rights over certain material transactions involving us, as described above under “—Approval Rights.” The Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock or Class A Special Common Stock. As of February 28, 2006, if BRCC Holdings LLC, the trusts and Mr. Roberts were to convert the Class B Common Stock which they are deemed to beneficially own into Class A Common Stock, Mr. Roberts would beneficially own 10,170,995 shares of Class A Common Stock, which is less than 1% of the Class A Common Stock that would be outstanding after the conversion.
Conversion of Class B Common Stock
     The Class B Common Stock is convertible share for share into either the Class A Common Stock or the Class A Special Common Stock.
Preference on Liquidation
     In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, the holders of Class A Special Common Stock, Class A Common Stock and Class B Common Stock are entitled to receive, subject to any liquidation preference of any preferred stock then outstanding, our remaining assets, if any, in proportion to the number of shares held by them without regard to class.

Mergers, Consolidations, Etc.
     Our charter provides that if in a transaction such as a merger, consolidation, share exchange or recapitalization holders of each class of our common stock outstanding do not receive the same consideration for each of their shares of our common stock (i.e., the same amount of cash or the same number of shares of each class of stock issued in the transaction in proportion to the number of shares of our common stock held by them, respectively, without regard to class), holders of each such class of our common stock will receive “mirror” securities (i.e., shares of a class of stock having substantially equivalent rights as the applicable class of our common stock).
Miscellaneous
     The holders of Class A Common Stock, Class A Special Common Stock and Class B Common Stock do not have any preemptive rights. All shares of Class A Common Stock, Class A Special Common Stock and Class B Common Stock presently outstanding are, and all shares of the Class A Common Stock and Class A Special Common Stock offered hereby, or issuable upon conversion, exchange or exercise of securities offered hereby, will, when issued, be, fully paid and non-assessable. We have been advised that the Class A Common Stock and Class A Special Common Stock are exempt from existing Pennsylvania personal property tax.
     The transfer agent and registrar for our Class A Special Common Stock and Class A Common Stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021. Their telephone number is (888) 883-8903.
Shareholder Rights Plan
     The following description of the material terms of a rights agreement with respect to a shareholder rights plan is qualified by reference to the terms of the rights agreement, which is included as an exhibit to the registration statement of which this prospectus is a part.
     The Rights. Pursuant to the rights agreement, our board declared on November 18, 2002 a dividend of one preferred stock purchase right (the “Rights”) for each outstanding share of our Class A Common Stock, Class A Special Common Stock and Class B Common Stock payable to holders of record on November 18, 2002. Shares of Common Stock issued after the record date and prior to the Distribution Date will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached. 2.5 million shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.
     Rights holders have no rights as a shareholder of the Company, including the right to vote or to receive dividends.
     The rights agreement includes antidilution provisions designed to prevent efforts to diminish the effectiveness of the Rights.
     The transferability and exercisability of the Rights will depend on whether a “Distribution Date” has occurred. A Distribution Date generally means the earlier of (1) the close of business on the tenth day after a public announcement that any person or group has become an “Acquiring Person” and (2) the close of business on the tenth business day after the date of the commencement of a tender or exchange offer by any person that could result in such person becoming an Acquiring Person. An Acquiring Person generally means any person or group (other than any holder of our Class B common stock or any of such holder’s affiliates) who becomes the beneficial owner of our voting capital stock that represents 10% or more of the total number of votes that holders of our capital stock are entitled to cast with respect to any matter presented for a shareholder vote.
     Transferability. Prior to the Distribution Date, (1) the Rights will be evidenced by the certificates of the relevant underlying common stock and the registered holders of the common stock shall be deemed the registered holders of the associated Rights and (2) the Rights will be transferable only in connection with transfers of shares of the underlying common stock. After the Distribution Date, the rights agent will mail separate certificates evidencing the Rights to each holder of the relevant underlying common stock as of the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the common stock.

     Exercisability. The Rights will not be exercisable prior to the Distribution Date. After the Distribution Date, but prior to the occurrence of an event described below under “—‘Flip In’ Feature” or “—‘Flip Over’ Feature,” each Right will be exercisable to purchase for $125 one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock.
     “Flip In” Feature. If any person becomes an Acquiring Person, each holder of a Right, except for the Acquiring Person or certain affiliated persons, will have the right to acquire, instead of one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, a number of shares of our Class A common stock, in each case having a market value equal to twice the exercise price of the Right. For example, if an initial purchase price of $125 was in effect on the date that the flip in feature of the Rights was exercised, any holder of a Right, except for the person that has become an Acquiring Person or certain affiliated persons, could exercise his or her Right by paying to us $125 in order to receive shares of our Class A common stock having a value equal to $250.
     “Exchange” Feature. At any time after a person becomes an Acquiring Person (but before any person becomes the beneficial owner of our voting capital stock representing 50% or more of the total number of votes which holders of our capital stock are entitled to cast with respect to any matter presented for a shareholder vote), our Board may exchange all or some of the Rights, except for those held by any Acquiring Person or certain affiliated persons, for our Class A common stock at an exchange ratio of one share of our Class A common stock for each Right. Use of this exchange feature means that eligible Rights holders would not have to pay cash before receiving shares of our Class A common stock.
     “Flip Over” Feature. If, after a person becomes an Acquiring Person, (1) we are involved in a merger or other business combination in which we are not the surviving corporation or any of our common stock is exchanged for other securities or assets or (2) we and/or one or more of our subsidiaries sell or transfer assets or earning power aggregating 50% or more of the assets or earning power of us and/or our subsidiaries, then each Right will entitle the holder, except for any Acquiring Person or certain affiliated persons, to purchase a number of shares of common stock of the other party to the transaction having a value equal to twice the exercise price of the Right.
     Redemption of Rights. Our Board may redeem all of the Rights at a price of $0.001 per Right at any time prior to the time that any person becomes an Acquiring Person. The right to exercise will terminate upon redemption, and at that time, holders of the Rights will have the right to receive only the redemption price for each Right they hold.
     Amendment of Rights. For so long as the Rights are redeemable, the rights agreement may be amended in any respect. At any time when the Rights are no longer redeemable, the rights agreement may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person and certain affiliated persons), cause the rights agreement to become amendable except as set forth in this sentence or cause the Rights again to become redeemable.
     Expiration of Rights. If not previously exercised or redeemed, the Rights will expire on November 18, 2012, unless earlier exchanged.
     Anti-Takeover Effects. The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire us without a condition to such an offer that a substantial number of the Rights be acquired or that the Rights be redeemed or declared invalid. The Rights should not interfere with any merger or other business combination approved by our Board since the Rights may be redeemed by us as described above.
     Taxation. While the dividend of the Rights was not taxable to stockholders or to us, stockholders or we may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.
     Series A Preferred Stock. In connection with the creation of the Rights, our Board authorized the issuance of shares of our preferred stock designated as our Series A Participating Cumulative Preferred Stock. The dividend, liquidation, voting and redemption features of our Series A Participating Cumulative Preferred Stock have been designed so that the value of one-thousandth of a share of our Series A Participating Cumulative Preferred Stock approximates the value of one share of our Class A common stock. Shares of our Series A Participating Cumulative

Preferred Stock will be purchasable only after the Rights have become exercisable. The rights of our Series A Participating Cumulative Preferred Stock as to dividends, liquidation and voting, and in the event of mergers or consolidations, are protected by customary antidilution provisions.

PLAN OF DISTRIBUTION
     We may sell the securities being offered hereby in four ways:
•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.
     We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933 (hereinafter, the “Securities Act”) and describe any commissions we or our trust subsidiaries must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of our agreement with them.
     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS
     As to matters governed by Pennsylvania law, Arthur R. Block, Esquire, Senior Vice President, General Counsel and Secretary of Comcast, and as to matters governed by New York and Delaware law, Davis Polk & Wardwell, will pass upon the validity of the securities on our behalf and on behalf of the cable guarantors, although we may use other counsel, including our employees, to do so. Unless otherwise indicated in the accompanying prospectus supplement, Cahill Gordon & Reindel will represent the underwriters.
EXPERTS
     The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from Comcast Corporation’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
     We, along with the cable guarantors, have filed this prospectus as part of a combined registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. In particular, the registration statement includes as exhibits forms of our underwriting agreements, copies of our senior indenture and subordinated indenture, forms of our senior debt security and subordinated debt security, a form of preferred security, a form of unit agreement, a form of purchase contract agreement, a form of pledge agreement, a form of warrant agreement for warrants sold separately, a form of warrant for warrants sold separately, a form of warrant agreement for warrants sold attached to securities, a form of warrant for warrants sold attached to securities, a form of deposit agreement and a form of depositary share. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents’ material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described below.
     We file annual, quarterly and special reports and other information with the SEC. Comcast Cable Communications Holdings, Comcast Cable, Comcast Cable Holdings, Comcast MO Group and Comcast MO of Delaware do not currently file information with the SEC. Although the cable guarantors would normally be required to file information with the SEC on an ongoing basis, we expect that the cable guarantors will be exempt from this filing obligation for as long as we continue to file our information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings, including the complete registration statement and all of the exhibits to it are available through the SEC’s web site at http://www.sec.gov.
     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC and incorporate by reference herein. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, the prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and the prospectus supplement or of any sale of the securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
     This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:
•	Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 22, 2006.

•	The section of the Definitive Proxy Statement on Schedule 14A for the 2006 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2005.

•	Current Reports on Form 8-K filed on January 26, 2006, February 28, 2006 and March 6, 2006.

•	The description of our capital stock incorporated in our Current Report on Form 8-K12G3 and Registration Statement on Form 8-A12G, each filed on November 18, 2002, as the same may be amended from time to time.
     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, (215) 665-1700.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated costs and expenses payable by the Registrant in connection with this Registration Statement.

	Amount to be
	Paid
Registration fee	$0	*
Legal fees and expenses	50,000
Printing and engraving fees	50,000
Accounting fees and expenses	20,000
Miscellaneous	30,000

TOTAL	$150,000

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
Item 15. Indemnification of Directors and Officers
Comcast Corporation
     Indemnification under Pennsylvania Law and Comcast Charter and Bylaws. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.
     Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any such officer or director is a party or is threatened to be made a party by reason of such person being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his/her conduct was unlawful.
     Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
     Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

     Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.
     Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors.
     Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
     Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.
     Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.
     Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.
     Article Eleventh of the Comcast charter and Article 7 of the Comcast bylaws provide that no director of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors or officers for the payment of taxes) unless such person’s conduct constitutes self-dealing, willful misconduct or recklessness. Article Twelfth of the Comcast charter also extends such protection to officers.
     Article 7 of the Comcast bylaws provides that each officer and director of Comcast will be indemnified and held harmless by Comcast for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Comcast), whether civil, criminal, administrative or investigative (a “Proceeding”). No indemnification will be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification includes the right to have the expenses incurred by such director or officer in defending any Proceeding paid by Comcast in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law, provided that, if Pennsylvania law requires, the payment of expenses incurred by such director or officer in advance of the final disposition of a Proceeding shall only be made upon delivery to Comcast of an undertaking, by or on behalf of the director or officer, to repay all advanced amounts if it is ultimately determined that the director or officer is not entitled to be so indemnified.
     Article 7 of the Comcast bylaws also provides that Comcast may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not Comcast would have the power to indemnify such person under Pennsylvania or any other law. Comcast may also purchase and maintain insurance to insure its indemnification obligations.
     The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the Comcast charter and bylaws.
Merger Agreement Provision Relating to AT&T and Comcast Holdings Directors and Officers
     Comcast has agreed in connection with the completion of its acquisition of the broadband business of AT&T Corp. (the “Broadband acquisition”) to indemnify the present and former officers and directors of AT&T, the AT&T subsidiaries, Comcast Cable Communications Holdings, the Comcast Cable Communications Holdings subsidiaries, Comcast Holdings and the Comcast Holdings subsidiaries, and each individual who prior to the completion of the Broadband acquisition became such an officer or director, from their acts or omissions in those capacities occurring at or prior to the completion of such transaction to the maximum extent permitted by law; provided, however, no such indemnification will be required for officers or directors acting in a capacity for AT&T and its subsidiaries other than in connection with either AT&T’s broadband business or the merger agreement for the Broadband acquisition and the transactions contemplated by the merger agreement.
     AT&T (and not Comcast Cable Communications Holdings) will indemnify and hold harmless Comcast for 50% of any losses described in the preceding paragraph arising out of acts or omissions of the AT&T officers and directors in connection with the merger agreement and the transactions contemplated by the merger agreement.
     For six years after completion of the Broadband acquisition, Comcast will provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to completion of the transactions covering each officer and director identified in the second preceding paragraph (for officers and directors of AT&T and its subsidiaries, only for acts or omissions of such person acting in connection with either AT&T’s broadband business or the merger agreement and the transactions contemplated by the merger agreement) covered by the officers’ and directors’ liability insurance policy of AT&T or Comcast Holdings, as the case may be, on terms no less favorable than those of such policy in effect on December 19, 2001, except that Comcast will only be obligated to pay up to 300% of the annual premium paid for such insurance by either AT&T or Comcast Holdings as of December 19, 2001.

Comcast Cable Communications Holdings, Inc.
     Comcast Cable Communications Holdings is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.
     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
     Article VIII of Comcast Cable Communications Holdings’ Certificate of Incorporation provides that a director of Comcast Cable Communications Holdings will not be personally liable to Comcast Cable Communications Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director will not be exempt from liability (i) for any breach of the director’s duty of loyalty to Comcast Cable Communications Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction which a director derived an improper personal benefit. If there is any change in Delaware law which expands the liability of directors, the limited liability of Comcast Cable Communications Holdings’ directors shall continue to the extent permitted by law and if there is any change in Delaware law which permits a corporation, without the requirement of any further action by the stockholders or directors of such corporation, to limit further the liability of directors, then the liability of Comcast Cable Communications Holdings’ directors will be limited to the extent permitted by law.

Comcast Cable Communications, LLC
     Comcast Cable is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.
     Section 18.1 of Comcast Cable’s Limited Liability Company Agreement (“LLC Agreement”) provides that Comcast Cable will indemnify the member, Comcast Holdings Corporation, any officer of Comcast Cable and any officer of Comcast Cable who is or was serving as a director, officer, employee or agent of another entity at Comcast Cable’s request (each, an “Indemnified Person”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person, to the fullest extent permitted by law in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), brought or threatened to be brought against such Indemnified Person by reason of the fact that he or she is or was serving in any such capacity or in any capacity on behalf of Comcast Cable. In addition, the member may, by resolution, indemnify any other person (hereinafter, an “Other Person”) for similar liabilities incurred by him or her in connection with services rendered by him or her for or at the request of Comcast Cable, the member or any of Comcast Cable’s subsidiaries.
     Section 18.2 of Comcast Cable’s LLC Agreement provides that expenses (including attorneys’ fees) incurred by any Indemnified Person in defending a proceeding will be paid by Comcast Cable in advance of the final disposition of such proceeding as authorized by the member upon receipt of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Comcast Cable as authorized by law. Advance expenses (including attorneys’ fees) incurred by Other Persons may be paid by Comcast Cable if the member deems appropriate and upon such terms and conditions, including the giving of an undertaking, as the member deems appropriate.
     Section 18.4 of Comcast Cable’s LLC Agreement provides that Comcast Cable may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person or Other Person against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.
Comcast Cable Holdings, LLC
     Comcast Cable Holdings is a limited liability company organized under the laws of the State of Delaware. The indemnification of officers and other persons provided for by Comcast Cable Holdings’ LLC Agreement and the Delaware Limited Liability Company Act is identical to the indemnification provisions described under “—Comcast Cable Communications, LLC”, except that the member of Comcast Cable Holdings is Comcast Cable Communications Holdings.
Comcast MO Group, Inc.
     Comcast MO Group is a corporation organized under the laws of the State of Delaware. The indemnification of officers and directors provided for by the General Corporation Law of the State of Delaware is identical to the provisions described above under “—Comcast Cable Communications Holdings, Inc.”

     Article VIII, Section 1 of Comcast MO Group’s Certificate of Incorporation provides that a director of Comcast MO Group will not be personally liable to Comcast MO Group or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent this exemption is not permitted by the General Corporation Law of the State of Delaware. Any repeal or modification of this provision will not affect the rights of a director of Comcast MO Group prior to such repeal or modification.
     Article VIII, Section 2 of Comcast MO Group’s Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise in any way involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or the person of whom he is legal representative, is or was a director or officer of Comcast MO Group or is or was serving at its request as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of the proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Comcast MO Group to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and Employee Retirement Income Security Act of 1974 excise taxes or penalties) reasonably incurred or suffered by the indemnitee in connection with the proceeding. However, except in the case of proceedings to enforce rights to indemnification, Comcast MO Group will indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding was authorized by the Board of Directors of Comcast MO Group. The right to indemnification includes the right to be paid by Comcast MO Group the advancement of expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer will be made only upon delivery to Comcast MO Group of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for the expenses. Also, the Board of Directors of Comcast MO Group may grant rights to indemnification as described above to any of Comcast MO Group’s employees and agents.
     If a claim for indemnification is not paid in full within 30 days after a written claim is received by Comcast MO Group, the indemnitee may bring suit to recover the unpaid amount of the claim, and if successful in whole or in part, the indemnitee will be entitled to be paid also the expense of prosecuting the suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Comcast MO Group to indemnify the claimant for the amount claimed, but Comcast MO Group would bear the burden of proving this defense.
     Comcast MO Group may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Comcast MO Group or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Comcast MO Group would have the power to indemnify such person under the General Corporation Law of the State of Delaware.
Comcast MO of Delaware, LLC
     Comcast MO of Delaware is a limited liability company organized under the laws of the State of Delaware. The indemnification of officers and other persons provided for by Comcast MO of Delaware’s LLC Agreement and the Delaware Limited Liability Company Act is identical to the indemnification provisions described under “—Comcast Cable Communications, LLC”, except that the member of Comcast MO of Delaware is Comcast of Georgia, Inc.
Item 16. Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units)*

1.2	Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock)*

4.1	Specimen Class A Common Stock Certificate[1]

4.2	Specimen Class A Special Common Stock Certificate[1]

4.3	Rights Agreement dated as of November 18, 2002, between Comcast Corporation and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant’s Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B (incorporated by reference to our registration statement on Form 8-A12G filed on November 18, 2002)[2]

4.4	Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee[3]

4.5	Form of Amendment to Senior Indenture among the Company, Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.) the other cable guarantors party thereto and The Bank of New York, as Trustee[4]

4.6	Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee*

4.7	Form of Senior Debt Security[3]

4.8	Form of Subordinated Debt Security[3]

4.9	Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.10)

4.10	Form of Unit Agreement[5]

4.11	Form of Warrant Agreement for Warrants sold separately[6]

4.12	Form of Warrant for Warrants sold separately (included in Exhibit 4.11)

4.13	Form of Warrant Agreement for Warrants sold attached to other Securities[6]

4.14	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.13)

4.15	Form of Pledge Agreement[6]

4.16	Form of Deposit Agreement[3]

4.17	Form of Depositary Share (included in Exhibit 4.16)

4.18	Form of Guarantee (Warrants, Purchase Contracts and Units)[6]

5.1	Opinion of Arthur R. Block, Esquire*

Exhibit No.	Document

5.1	Opinion of Davis Polk & Wardwell*

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation*

12.2	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Arthur R. Block, Esquire (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture*

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture*

*	Filed herewith.

1.	Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003.

2.	Incorporated by reference to our Registration Statement on Form 8-A12G filed on November 18, 2002.

3.	Incorporated by reference to our Registration Statement on Form S-3, filed on December 16, 2002.

4.	Incorporated by reference to our Registration Statement on Form S-3 filed on March 26, 2003.

5.	To be filed by Current Report on Form 8-K.

6.	Incorporated by reference to our Amended Registration Statement on Form S-3/A, filed on December 23, 2002.
Item 17. Undertakings
(a)	The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CORPORATION
     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST CORPORATION
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman and CEO; Director	March 27, 2006
Brian L. Roberts	(Principal Executive Officer)

/s/ Ralph J. Roberts Ralph J. Roberts	Chairman of the Executive and Finance Committee of the Board of Directors; Director	March 27, 2006

/s/ Julian A. Brodsky Julian A. Brodsky	Non-Executive Vice Chairman; Director	March 27, 2006

/s/ Lawrence S. Smith Lawrence S. Smith	Executive Vice President (Co-Principal Financial Officer)	March 27, 2006

/s/ John R. Alchin John R. Alchin	Executive Vice President and Treasurer (Co-Principal Financial Officer)	March 27, 2006

/s/ Lawrence J. Salva Lawrence J. Salva	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 27, 2006

Signature	Title	Date

/s/ S. Decker Anstrom	Director	March 22, 2006

S. Decker Anstrom

/s/ Edward D. Breen	Director	March 27, 2006

Edward D. Breen

/s/ Kenneth J. Bacon	Director	March 27, 2006

Kenneth J. Bacon

/s/ Sheldon M. Bonovitz	Director	March 27, 2006

Sheldon M. Bonovitz

/s/ Joseph J. Collins	Director	March 21, 2006

Joseph J. Collins

/s/ J. Michael Cook	Director	March 27, 2006

J. Michael Cook

/s/ Jeffrey A. Honickman	Director	March 27, 2006

Jeffrey A. Honickman

/s/ Dr. Judith Rodin	Director	March 27, 2006

Dr. Judith Rodin

/s/ Michael I. Sovern	Director	March 27, 2006

Michael I. Sovern

SIGNATURES AND POWER OF ATTORNEY FOR
COMCAST CABLE COMMUNICATIONS, LLC
     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST CABLE COMMUNICATIONS, LLC
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman

Brian L. Roberts	(Principal Executive Officer)	March 27, 2006

/s/ Lawrence S. Smith	Executive Vice President

Lawrence S. Smith	(Co-Principal Financial Officer)	March 27, 2006

/s/ John R. Alchin	Executive Vice President

John R. Alchin	(Co-Principal Financial Officer)	March 27, 2006

/s/ Lawrence J. Salva	Senior Vice President (Principal

Lawrence J. Salva	Accounting Officer)	March 27, 2006

COMCAST HOLDINGS CORPORATION

By:	/s/ Arthur R. Block	Sole Member	March 27, 2006
Arthur. R. Block
Senior Vice President

SIGNATURES AND POWER OF ATTORNEY FOR
COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Chairman (Principal Executive Officer)	March 27, 2006

/s/ Lawrence S. Smith Lawrence S. Smith	Executive Vice President (Co-Principal Financial Officer); Director	March 27, 2006

/s/ John R. Alchin John R. Alchin	Executive Vice President (Co-Principal Financial Officer)	March 27, 2006

/s/ David L. Cohen David L. Cohen	Executive Vice President; Director	March 27, 2006

/s/ Arthur R. Block Arthur R. Block	Senior Vice President; Director	March 27, 2006

/s/ Lawrence J. Salva Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	March 27, 2006

SIGNATURES AND POWER OF ATTORNEY FOR
COMCAST CABLE HOLDINGS, LLC
     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST CABLE HOLDINGS, LLC
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman (Principal Executive Officer)	March 27, 2006
Brian L. Roberts

/s/ Lawrence S. Smith	Executive Vice President (Co-Principal Financial Officer)	March 27, 2006
Lawrence S. Smith

/s/ John R. Alchin	Executive Vice President (Co-Principal Financial Officer)	March 27, 2006
John R. Alchin

/s/ Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	March 27, 2006
Lawrence J. Salva
COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Arthur R. Block	Sole Member	March 27, 2006
Arthur. R. Block
Senior Vice President

SIGNATURES AND POWER OF ATTORNEY FOR COMCAST MO GROUP, INC.
     Pursuant to the requirements of the Securities Act of 1933, Comcast MO Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST MO GROUP, INC.
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Chairman (Principal Executive Officer)	March 27, 2006

/s/ Lawrence S. Smith Lawrence S. Smith	Executive Vice President (Co-Principal Financial Officer); Director	March 27, 2006

/s/ John R. Alchin John R. Alchin	Executive Vice President (Co-Principal Financial Officer)	March 27, 2006

/s/ David L. Cohen David L. Cohen	Executive Vice President; Director	March 27, 2006

/s/ Arthur R. Block Arthur R. Block	Senior Vice President; Director	March 27, 2006

/s/ Lawrence J. Salva Lawrence J. Salva	Senior Vice President (Principal Accounting Officer)	March 27, 2006

SIGNATURES AND POWER OF ATTORNEY FOR
COMCAST MO OF DELAWARE, LLC
     Pursuant to the requirements of the Securities Act of 1933, Comcast MO of Delaware, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on March 27, 2006.

COMCAST MO OF DELAWARE, LLC
By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Lawrence S. Smith, John R. Alchin, David L. Cohen, Lawrence J. Salva and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts	Chairman

Brian L. Roberts	(Principal Executive Officer)	March 27, 2006

/s/ Lawrence S. Smith	Executive Vice President

Lawrence S. Smith	(Co-Principal Financial Officer)	March 27, 2006

/s/ John R. Alchin	Executive Vice President

John R. Alchin	(Co-Principal Financial Officer)	March 27, 2006

/s/ Lawrence J. Salva	Senior Vice President

Lawrence J. Salva	(Principal Accounting Officer)	March 27, 2006

COMCAST OF GEORGIA, INC.

By:	/s/ Arthur R. Block	Sole Member	March 27, 2006
Arthur. R. Block
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units)*

1.2	Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock)*

4.1	Specimen Class A Common Stock Certificate[1]

4.2	Specimen Class A Special Common Stock Certificate[1]

4.3	Rights Agreement dated as of November 18, 2002, between Comcast Corporation and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant’s Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B (incorporated by reference to our registration statement on Form 8-A12G filed on November 18, 2002)[2]

4.4	Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee[3]

4.5	Form of Amendment to Senior Indenture among the Company, Comcast MO of Delaware, Inc. (formerly known as MediaOne of Delaware, Inc.) the other cable guarantors party thereto and The Bank of New York, as Trustee[4]

4.6	Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee*

4.7	Form of Senior Debt Security[3]

4.8	Form of Subordinated Debt Security[3]

4.9	Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.10)

4.10	Form of Unit Agreement[5]

4.11	Form of Warrant Agreement for Warrants sold separately[6]

4.12	Form of Warrant for Warrants sold separately (included in Exhibit 4.11)

4.13	Form of Warrant Agreement for Warrants sold attached to other Securities[6]

4.14	Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.13)

4.15	Form of Pledge Agreement[6]

4.16	Form of Deposit Agreement[3]

4.17	Form of Depositary Share (included in Exhibit 4.16)

4.18	Form of Guarantee (Warrants, Purchase Contracts and Units)[6]

5.1	Opinion of Arthur R. Block, Esquire*

5.2	Opinion of Davis Polk & Wardwell*

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation*

Exhibit No.	Document

12.2	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Arthur R. Block, Esquire (included in Exhibit 5.1)

23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages hereof)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture*

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture*

*	Filed herewith.
1.	Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 20, 2003.
2.	Incorporated by reference to our Registration Statement on Form 8-A12G, filed on November 18, 2002.
3.	Incorporated by reference to our Registration Statement on Form S-3, filed on December 16, 2002.

4.	Incorporated by reference to our Registration Statement on Form S-3 filed on March 26, 2003.

5.	To be filed by Current Report on Form 8-K.
6.	Incorporated by reference to our Amended Registration Statement on Form S-3/A, filed on December 23, 2002.